Exhibit 13.1

Certification Pursuant to 18 U.S.C. Section 1350

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of iOThree Limited (the “Company”), does hereby certify, to such officer’s knowledge, that:

This Amendment No. 1 to the Annual Report on Form 20-F for the year ended March 31, 2025 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the report.

IOTHREE LIMITED

August 6, 2025	By:	/s/ Eng Chye Koh
	Name:	Eng Chye Koh
	Title:	Chief Executive Officer and Chairman
(Principal Executive Officer)

August 6, 2025	By:	/s/ Fui Chu Lo
	Name:	Fui Chu Lo
	Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)